AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into on __________, 20 __, and as amended and restated on this ____ day of _________, ____, between STRONG [ ], INC., a Wisconsin corporation (the "Corporation"), and STRONG CAPITAL MANAGEMENT, INC., a Wisconsin corporation (the "Adviser");

                                   WITNESSETH

     WHEREAS, the Corporation is an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio; and

     WHEREAS, the Corporation desires to retain the Adviser, which is a registered investment adviser under the Investment Advisers Act of 1940, as amended, to act as investment adviser for each series of the Corporation listed in Schedule A attached hereto, and to manage each of their assets;

     NOW, THEREFORE, the Corporation and the Adviser do mutually agree and promise as follows:

     1. EMPLOYMENT. The Corporation hereby appoints Adviser as investment adviser for each series of the Corporation listed on Schedule A attached hereto (a "Portfolio" or collectively, the "Portfolios"), and Adviser accepts such appointment. Subject to the supervision of the Board of Directors of the Corporation and the terms of this Agreement, the Adviser shall act as investment adviser for and manage the investment and reinvestment of the assets of any Portfolio. The Adviser is hereby authorized to delegate some or all of its services subject to necessary approval, which includes without limitation, the delegation of its investment adviser duties hereunder to a subadvisor pursuant to a written agreement (a "Subadvisory Agreement") under which the subadvisor shall furnish the services specified therein to the Adviser. The Adviser will continue to have responsibility for all investment advisory services furnished pursuant to a Subadvisory Agreement. The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Directors of the Corporation and in compliance with such policies as the Board of Directors may from time to time establish, and in compliance with the objectives, policies, and limitations for each Portfolio set forth in such Portfolio's prospectus(es) and statement of additional information, as amended from time to time, and applicable laws and regulations. The Adviser shall (i) provide for use by the Corporation, at the Adviser's expense, office space and all necessary office facilities, equipment and personnel for servicing the investments of each Portfolio, (ii) pay the salaries and fees of all officers and directors of the Corporation who are "interested persons" of the Adviser as such term is defined under the 1940 Act, and (iii) pay for all clerical services relating to research, statistical and investment work.

     2. ALLOCATION OF PORTFOLIO BROKERAGE. The Adviser is authorized, subject to the supervision of the Board of Directors of the Corporation, to place orders for the purchase and sale of securities and to negotiate commissions to be paid on such transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described in the Portfolios' statements of additional information. The Adviser may, on behalf of each Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Adviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to a Portfolio and the accounts as to which the Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and other applicable state and federal laws, and (iii) in the opinion of the Adviser, the total commissions paid by a Portfolio will be reasonable in relation to the benefits to such Portfolio over the long term.

     3. EXPENSES. Each Portfolio will pay all its expenses and the Portfolio's allocable share of the Corporation's expenses, other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by a Portfolio shall include, without limitation, interest charges, taxes, brokerage commissions and similar expenses, distribution and shareholder servicing expenses, expenses of issue, sale, repurchase or redemption of shares, expenses of registering or qualifying shares for sale, expenses of printing and distributing prospectuses to existing shareholders, charges of custodians (including sums as custodian and for keeping books and similar services of the Portfolios), transfer agents (including the printing and mailing of reports and notices to shareholders), registrars, auditing and legal services, clerical services related to recordkeeping and shareholder relations, printing of share certificates, fees for directors who are not "interested persons" of the Adviser, and other expenses not expressly assumed by the Adviser under Paragraph 1 above. If expenses payable by a Portfolio, except interest charges, taxes, brokerage commissions and similar fees, and to the extent permitted, extraordinary expenses, in any given fiscal year exceed that percentage of the average net asset value of the Portfolio for such year, as determined by valuations made as of the close of each business day of such year, which is the most restrictive percentage expense limitation provided by the laws of the various states in which the Portfolio's shares are qualified for sale, or if the states in which the shares qualified for sale impose no restrictions, then 2%, the Adviser shall reimburse the Portfolio for such excess. Reimbursement of expenses by the Adviser shall be made on a monthly basis and will be paid to a Portfolio by a reduction in the Adviser's fee, subject to later adjustment month by month for the remainder of the Portfolio's fiscal year.

     Notwithstanding the foregoing, the Adviser will not bear expenses of the Corporation or any Portfolio which would result in the Corporation's inability to qualify as a regulated investment company under the provisions of the Internal Revenue Code.

     4. AUTHORITY OF ADVISER. The Adviser shall for all purposes herein be considered an independent contractor and shall not, unless expressly authorized and empowered by the Corporation or any Portfolio, have authority to act for or represent the Corporation or any Portfolio in any way, form or manner. Any authority granted by the Corporation on behalf of itself or any Portfolio to the Adviser shall be in the form of a resolution or resolutions adopted by the Board of Directors of the Corporation.

     5. COMPENSATION OF ADVISER. For the services to be furnished during any month by the Adviser hereunder, each Portfolio listed in Schedule A shall pay the Adviser, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an Advisory Fee as soon as practical after the last day of such month. The Advisory Fee shall be an amount equal to 1/12th of the annual fee as set forth in Schedule B of the average of the net asset value of the Portfolio determined as of the close of business on each business day throughout the month (the "Average Asset Value"). In case of termination of this Agreement with respect to any Portfolio during any month, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the Average Asset Value of the business days during which it is so in effect.

     6. RIGHTS AND POWERS OF ADVISER. The Adviser's rights and powers with respect to acting for and on behalf of the Corporation or any Portfolio, including the rights and powers of the Adviser's officers and directors, shall be as follows:

          (a) Directors, officers, agents and shareholders of the Corporation are or may at any time or times be interested in the Adviser as officers, directors, agents, shareholders or otherwise. Correspondingly, directors, officers, agents and shareholders of the Adviser are or may at any time or times be interested in the Corporation as directors, officers, agents and as shareholders or otherwise, but nothing herein shall be deemed to require the Corporation to take any action contrary to its Articles of Incorporation or any applicable statute or regulation. The Adviser shall, if it so elects, also have the right to be a shareholder in any Portfolio.

          (b) Except for initial investments in a Portfolio, not in excess of $100,000 in the aggregate for the Corporation, the Adviser shall not take any long or short positions in the shares of the Portfolios and that insofar as it can control the situation it shall prevent any and all of its officers, directors, agents or shareholders from taking any long or short position in the shares of the Portfolios. This prohibition shall not in any way be considered to prevent the Adviser or an officer, director, agent or shareholder of the Adviser from purchasing and owning shares of any of the Portfolios for investment purposes. The Adviser shall notify the Corporation of any sales of shares of any Portfolio made by the Adviser within two months after purchase by the Adviser of shares of any Portfolio.

          (c) The services of the Adviser to each Portfolio and the Corporation are not to be deemed exclusive and Adviser shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent the Adviser from performing its duties and obligations under this Agreement. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Corporation or to any of the Portfolios or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     7. DURATION AND TERMINATION. The following shall apply with respect to the duration and termination of this Agreement:

          (a) This Agreement shall begin for each Portfolio as of the date this Agreement is first executed and shall continue in effect for two years. With respect to each Portfolio added by execution of an Addendum to Schedule A, the term of this Agreement shall begin on the date of such execution and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to the date two years after such execution. Thereafter, in each case, this Agreement shall remain in effect, for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by (i) either the Board of Directors of the Corporation or a majority of a Portfolio's outstanding voting securities, and in either case (ii) a majority of the Directors who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Corporation), cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Portfolio in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to that Portfolio. Prior to voting on the renewal of this Agreement, the Board of Directors of the Corporation may request and evaluate, and the Adviser shall furnish, such information as may reasonably be necessary to enable the Corporation's Board of Directors to evaluate the terms of this Agreement.

          (b) Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to any Portfolio, without payment of any penalty, by affirmative vote of a majority of the Board of Directors of the Corporation, or by vote of a majority of the outstanding voting securities of that Portfolio, as defined in Section 2(a)(42) of the 1940 Act, or by the Adviser, in each case, upon sixty (60) days' written notice to the other party and shall terminate automatically in the event of its assignment.

     8. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the vote of a majority of the Board of Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Directors of the Corporation) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the 1940 Act, on behalf of a Portfolio by a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of such Portfolio. If such amendment is proposed in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory bodies or other governmental authority, or to obtain any advantage under state or federal laws, the Corporation shall notify the Adviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Adviser declines to assent to such amendment, the Corporation may terminate this Agreement forthwith.

     9. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed postpaid to the other party at the principal place of business of such party.

     10. ASSIGNMENT. This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in Section 2(a)(4) of the 1940 Act, or any rules or regulations promulgated thereunder, shall control.

     11. REPORTS. The Corporation and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     12. USE OF THE ADVISER'S NAME. The Corporation shall not use the name of the Adviser in any prospectus, sales literature or other material relating to the Portfolios in a manner not approved by the Adviser prior thereto; PROVIDED, HOWEVER, that the approval of the Adviser shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     13. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation on request.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.

Attest:                                     Strong Capital Management, Inc.


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Attest:                                     Strong [                     ], Inc.


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


                                   SCHEDULE A

     The Portfolio(s) of the Corporation currently subject to this Agreement are as follows:

                                                                Date of Addition
PORTFOLIO(S)                                                   TO THIS AGREEMENT
Strong [                  ] Fund











Attest:                                     Strong Capital Management, Inc.


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Attest:                                     Strong [                     ], Inc.


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


                                   SCHEDULE B

     Compensation pursuant to Paragraph 5 of this Agreement shall be calculated in accordance with the following schedules:

PORTFOLIO(S)                                                         ANNUAL FEE

Strong [                  ] Fund                                     _________%













Attest:                                     Strong Capital Management, Inc.


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Attest:                                     Strong [                     ], Inc.


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